GOLDEN GATE INVESTORS, INC.
                          1795 UNION STREET, 3rd FLOOR
                        SAN FRANCISCO, CALIFORNIA 94123
                            TELEPHONE: (415) 409-8703
                            FACSIMILE: (415) 409-8704
                            E-MAIL: LJCI@PACBELL.NET
LA  JOLLA                     www.ljcinvestors.com              SAN  FRANCISCO


                                  July 6, 2004



Mr. Bill Forhan
Invicta Group, Inc.
9553 Harding Avenue, Suite 301
Miami Beach, Florida 33154


Dear Bill:

Reference is made to the 7 % Convertible Debenture, Warrant to Purchase Common Stock, Securities Purchase Agreement and Registration Rights Agreement, all dated April 27, 2004 between Invicta Group Inc. ("Invicta") and Golden Gate Investors, Inc. ("GGI"). Capitalized terms used herein and not otherwise defined herein shall have the definitions set forth in the Convertible Debenture.

Section XIX of the Securities Purchase Agreement is hereby amended to read as follows:

XIX.     ASSIGNMENT

This  Agreement  shall  not  be  assignable  by  either  of  the parties hereto.

If this letter correctly reflects our agreement, please acknowledge by signing below.

Sincerely,


/s/  Robert  L.  Lizt
Assistant  Portfolio  Manager


Invicta  Group,  Inc.

By:     /s/  Bill  Forhan_

Title:  CEO